Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appalachian Bancshares, Inc.
Employees’ Savings & Profit Sharing Plan and Trust
Ellijay, Georgia

We hereby consent to the incorporation by reference in the Registration Statements (File Numbers 333-111706 and 333-27127) on Form S-8 of our report dated June 13, 2005, relating to the financial statements of Appalachian Bancshares, Inc. Employees’ Savings & Profit Sharing Plan and Trust (the “Plan”) appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2004.

Birmingham, Alabama                                                      /s/ Schauer Taylor, P.C.
July 10, 2006                                                                     Schauer Taylor, P.C.